EXHIBIT 4.1

[SPECIMEN UNIT CERTIFICATE ]

[THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SECURITIES REPRESENTED BY THIS UNIT CERTIFICATE (INCLUDING THE UNDERLYING COMMON STOCK, WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THE UNDERLYING WARRANT) ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND OTHER AGREEMENTS SET FORTH IN A SECURITIES ESCROW AGREEMENT, A LETTER AGREEMENT AND IN THE WARRANT AGREEMENT] 1

NUMBER	_____________________ UNITS
U-

SEE REVERSE FOR
CERTAIN DEFINITIONS

CR ACQUISITION CORP.
CUSIP:_________
UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT	is the owner of	Units.

     Each Unit (“Unit”) consists of one (1) share of common stock, par value $0.0001 per share (the “Common Stock”), of CR Acquisition Corp., a Delaware corporation (the “Corporation ”), and one (1) warrant (the “Warrant ”). The Warrant entitles the holder to purchase one (1) share of Common Stock for $7.00 per share (subject to adjustment pursuant to the Warrant Agreement, as described below). The Warrant will become exercisable on the later of (i) the completion of a Business Combination (as such term is defined in the Warrant Agreement), and (ii) one year after the date of the consummation of the Public Offering (as defined in the Warrant Agreement), and will expire unless exercised before 5:00 p.m., New York City time, [five years after the date of the consummation of the Public Offering] , or earlier upon redemption (the “Expiration Date”). The Common Stock and the Warrant comprising the Units represented by this certificate are not transferable separately prior to five (5) business days (or as soon as practicable thereafter) following the earliest to occur of (x) the expiration or termination of the underwriters' over-allotment option, (y) its exercise in full, and (z) the underwriters' determination not to exercise all or any remaining portion of the over-allotment option, subject in each case to the Corporation having filed a Current Report on Form 8-K with the Securities and Exchange Commission, containing an audited balance sheet reflecting the Corporation's receipt of the gross proceeds of the Public Offering and issuing a press release announcing when such separate trading will begin. The terms of the Warrants are governed by the Warrant Agreement (the “Warrant Agreement ”), dated as of [], between the Corporation and Continental Stock Transfer & Trust Company (the “Warrant Agent”) and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. The terms of the Common Stock are governed by the certificate of incorporation of the Corporation, as such certificate of incorporation may be amended from time to time. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York 10004, and are available to any Warrant holder on writ ten request and without cost.

      This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Corporation.

      Witness the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers.

CR ACQUISITION CORP.
CORPORATE
DELAWARE
SEAL
2008

By:
	President	Secretary
Countersigned By:

(1) To be included only in Unit Certificates representing Founder Units (as defined in the Warrant Agreement) .

Transfer Agent and Registrar

CR ACQUISITION CORP.

The Corporation will furnish without charge to each unit holder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—	as tenants in common	UNIF GIFT MIN ACT—	_______ Custodian _______

TEN ENT—	as tenants by the entireties		(Cust)	(Minor)

JT TEN—	as joint tenants with		under Uniform Gifts to
	right of survivorship and		Minors Act
	not as tenants in common			(State)
Additional abbreviations may also be used though not in the above list.
FOR VALUE RECEIVED, _______________________ HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO
(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

UNITS REPRESENTED BY THE WITHIN

CERTIFICATE, AND DOES HEREBY IRREVOCABLY CONSTITUTE AND APPOINT ________________ ATTORNEY TO TRANSFER THE SAID UNITS ON THE BOOKS OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULE 17Ad-15).